UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 12, 2014

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On March 18, 2014, Unilife Corporation’s (the “Company”) Chief Financial Officer and Executive Vice President, R. Richard Wieland II, entered into a Separation Agreement and General Release (the “Separation Agreement”) with the Company. Mr. Wieland’s last day of employment with the Company was March 12, 2014 (the “Separation Date”).

The Separation Agreement provides for certain severance payments and benefits to Mr. Wieland, including, among other things, the following: (a) a cash severance in an amount equal to $245,000, to be paid in equal installments over a 12 month period; (b) payment of Mr. Wieland’s 2013 annual bonus in an amount of $98,000 in a lump sum which shall be paid at the same time such bonus would be payable absent Mr. Wieland’s termination; (c) waiver of the applicable premium otherwise payable for COBRA continuation coverage for a 12 month period; (d) acceleration of vesting with respect to Mr. Wieland’s 115,000 shares of restricted stock as of the Separation Date; (e) an extension of the survival period in which Mr. Wieland may exercise the 22,436 vested stock options held by him to March 12, 2015, (f) 12 months of outplacement assistance and (g) waiver of the non-competition restrictions otherwise applicable to Mr. Wieland following the Separation Date and the Company’s general release of claims against Mr. Wieland (other than claims related to intentional misconduct). The Separation Agreement includes a general release of claims by Mr. Wieland against the Company arising out of or in connection with Mr. Wieland’s employment or separation from employment with the Company. In addition, Mr. Wieland has agreed to abide by certain confidentiality, non-disparagement and non-solicitation covenants.

The description of the Separation Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the fiscal quarter ending on March 31, 2014.

Appointment of Interim Chief Financial Officer

Dennis P. Pyers, 53, the Company’s Vice President, Controller and Chief Accounting Officer, assumed the role of Interim Chief Financing Officer for the Company upon Mr. Wieland’s departure as of the Separation Date. Mr. Pyers has served as the Company’s Vice President, Controller and Chief Accounting Officer since July 2010. Prior to that, Mr. Pyers served as an independent consultant from May 2009 to June 2010. Mr. Pyers spent over 25 years with KPMG LLP, including as a partner from September 2002 to May 2009. Mr. Pyers is a Certified Public Accountant licensed in Pennsylvania, Maryland and New Jersey. He obtained his Bachelors of Science in Accounting from the Pennsylvania State University.

As of the date of this Current Report on Form 8-K, the Company has not entered into any new compensatory arrangements with Mr. Pyers in connection with his appointment to the position of Interim Chief Financial Officer.

There are no family relationships between Mr. Pyers and any director or executive officer of the Company, and there have been no transactions between Mr. Pyers and the Company in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01. Other Items.

On March 18, 2014, the Company issued a press release regarding the matters referred to herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The Exhibit annexed hereto is incorporated by reference herein:

99.1	Press release dated March 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: March 18, 2014	By:	/s/ Alan D. Shortall
Alan D. Shortall
Chief Executive Officer